 Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-2 and related Prospectus of Horizon Technology Finance Corporation of our report dated March 2, 2021, relating to the consolidated financial statements of Horizon Technology Finance Corporation, appearing in the Annual Report on Form 10-K of Horizon Technology Finance Corporation for the year ended December 31, 2020.

We also consent to the reference to our firm under the headings “Independent Registered Public Accounting Firm” and “Senior Securities” in such Prospectus.

/s/ RSM US LLP

New Haven, Connecticut

May 3, 2021